                                                                         10.2(6)

[FIRST UNION LOGO
APPEARS HERE]

                               SECURITY AGREEMENT

                                                             September 23, 1996

TECHFORCE CORPORATION
15950 Bay Vista Drive, Suite 340
Clearwater, Florida 34620               Tax I.D. Number 58-2082077______________

TECHFORCE UK LIMITED
15950 Bay Vista Drive, Suite 340
Clearwater, Florida 34620
(Individually and collectively "Debtor")

First Union National Bank of Florida
Post Office Box 740502
Atlanta, Georgia 30374-0502
(Hereinafter referred to as the "Bank")

           For value received and to secure payment and performance of the Promissory Note executed by the Debtor dated Sept 23, 1996, in the original principal amount of $15,000,000.00, payable to Bank, and any extensions, renewals, modifications or novations thereof (the "Note"), this Security Agreement and the other Loan Documents, and any other obligations of Debtor to Bank however created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, including swap agreements (as defined in 11 U.S.C. (S) 101), future advances, and all costs and expenses incurred by Bank to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, "Obligations"), Debtor hereby grants to Bank a continuing security interest in and lien upon the following described property, now owned or hereafter acquired, any additions, accessions, or substitutions thereof and thereto, and all proceeds and products thereof, including cash or non-cash dividends (collectively, "Collateral"):

           All Accounts, Chattel Paper, Contracts, Contract Rights, Documents, General Intangibles, Goods, Leasehold Improvements, Instruments, Deposit Accounts, Equipment, Fixtures, Inventory, all as generally defined in the Uniform Commercial Code, of the State of Florida, and all other assets of the Debtor, of whatever nature or kind and wherever located, including, but not limited to, furniture, furnishings, patents, trademarks, licenses (including licenses on patents and trademarks), rights as seller of Goods and rights to return or repossess Goods, partnership interests or joint ventures and all records pertaining to the Collateral. Notwithstanding the foregoing, Collateral does not and shall not include any Discounted Leases or the equipment which is the subject of such Discounted Leases.

           Debtor hereby represents and agrees that from the date of this Agreement until final payment in full of the obligations:

                                 1. OWNERSHIP.
                                    ----------

           Debtor owns the Collateral or, if the advance is used to acquire Collateral, Debtor will purchase and acquire rights in the Collateral within ten
(10) days of the date advances are made under the Note. If Collateral is being acquired with the proceeds of an advance under the Note, Debtor authorizes Bank to disburse proceeds directly to the seller of the Collateral. The Collateral is free and clear of all liens, security interests, and claims except the Permitted Lens , and Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to Bank and except for the Permitted Liens.

                              2. NAME AND OFFICES.
                                 -----------------

           There has been no change in the name of Debtor, or the name under which Debtor conducts business, within the five (5) years preceding the date of execution of this Security Agreement and Debtor has not moved its executive offices or residence within the five (5) years preceding the date of execution of this Security Agreement except as previously reported in writing to Bank. The taxpayer identification number of Debtor as provided herein is correct.

                                3. TITLE/TAXES.
                                   ------------

           Debtor has good and marketable title to Collateral, except for minor imperfections in title of non-material amounts and except as otherwise disclosed to Bank by Debtor in writing, and will warrant and defend same against all materially adverse claims. Debtor will not transfer, sell, or lease Collateral (except in the ordinary course of business which shall include the sale or lease of obsolete equipment and the exchange of equipment and inventory). Debtor agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security Agreement. At its option, and upon prior written notice to Borrower, Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral, except to the extent Borrower notifies Bank that it is in good faith contesting any such encumbrance and the encumbrance does not pose a threat to the Collateral. Debtor agrees to reimburse Bank, on demand, for any such payment made by Bank. Any amounts so paid and not reimbursed shall be added to the Obligations.

                                  4. WAIVERS.
                                     --------

           Debtor waives presentment, demand, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate maturity, and notice of acceleration of maturity, notice of sale and all other notices of any kind (except as specifically required herein). Debtor further agrees not to assert against Bank as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Debtor may have against any seller or lessor that provided personal property or services relating to any part of the Collateral. In the event of a default which is not timely cured, Debtor waives any and all rights to notice or to hearing prior to Bank's taking immediate possession or control of any Collateral, and to any bond or security which might be required by applicable law prior to the exercise of any of Bank's remedies against any Collateral.

                            5. EXTENSIONS, RELEASES.
                               ---------------------

           Debtor agrees that Bank may extend, renew or modify any of the Obligations and grant any releases, compromises or indulgences with respect to any security for the Obligations, or with respect to any party liable for the Obligations, all without notice to or consent of Debtor and without affecting the liability of Debtor or the enforceability of this Security Agreement.

                          6. NOTIFICATIONS OF CHANGE.
                             ------------------------

           Debtor will notify Bank in writing at least thirty (30) days prior to any change in: (a) Debtor's chief place of business; (b) Debtor's name or identity; or (c) Debtor's corporate structure. Debtor will keep Collateral at the location(s) previously provided to Bank until such time as Bank provides written advance consent to a change of location, provided, however, that this provision shall not apply to Collateral which is inventory, which is transported in the normal course of business, vehicles or other assets or items of Collateral which are not customarily fixed at or in a single location. Debtor will bear the cost of preparing and filing any documents necessary to protect Bank's liens.

                    7. COLLATERAL CONDITION AND LAWFUL USE.
                       ------------------------------------

           Debtor represents that Collateral is in good repair and condition and that Debtor shall use reasonable care to prevent Collateral from being materially damaged or depreciating, except as allowed by ordinary wear and tear. Debtor shall immediately notify Bank of any material loss or damage to Collateral. Debtor shall not permit any item of Collateral to become a fixture to real estate or an accession to other personal property, except as required in the ordinary course of Debtor's business. Debtor represents it is in compliance in all material respects with all federal, state local laws, and, where applicable, laws and regulations of any foreign jurisdiction, and rules and regulations applicable to its properties, Collateral, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. (S) 3617, et seq.) or narcotics (including 21 U.S.C.
                                      -------
(S) 801, et seq.) and all applicable federal, state, local laws,  and, where
         -------
applicable, laws and regulations of any foreign jurisdiction and regulations intended to protect the environment.

                         8. RISK OF LOSS AND INSURANCE.
                            ---------------------------

           Debtor shall bear all risk of loss with respect to the Collateral. The injury to or loss of Collateral, either partial or total, shall not release Debtor from payment or other performance hereof. Debtor agrees to obtain and keep in force casualty and hazard insurance on Collateral naming Bank as loss payee. Such insurance is to be in form and amounts satisfactory to Bank. All such policies shall provide to Bank a minimum of thirty (30) days written notice of cancellation. Debtor shall furnish to Bank such policies, or other evidence of such policies satisfactory to Bank. Bank is authorized, but not obligated, to purchase any or all insurance or "Single Interest Insurance" protecting such interest as Bank deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral at its discretion, all at Debtor's expense. In such event, Debtor agrees to reimburse Bank for the cost of such insurance and Bank may add such cost to the Obligations. Debtor shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral. Debtor hereby assigns to Bank the proceeds of all such insurance and directs any insurer to make payments directly to Bank. Debtor hereby appoints Bank its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest for so long as the Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of Collateral, to agree to and bind Debtor as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft. Debtor agrees not to exercise any of the foregoing powers granted to Bank without the Bank's prior written consent, which consent shall not be unreasonably withheld.

                            9. FINANCING STATEMENTS.
                               ---------------------

          No Financing Statement (other than any filed by Bank or disclosed as a Permitted Lien ) covering any of Collateral or proceeds thereof is on file in any public filing office. This Security Agreement, or a copy thereof, or any Financing Statement executed hereunder may be recorded. On request of Bank, Debtor will execute one or more Financing Statements in form satisfactory to Bank and will pay all costs and expenses of filing the same or of filing this Security Agreement in all public filing offices, where filing is deemed by Bank to be desirable. Bank is authorized to file Financing Statements relating to Collateral without Debtor's signature where authorized by law. Debtor appoints Bank as its attorney-in-fact to execute such documents necessary to accomplish perfection of Bank's security interest. The appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain outstanding. Debtor further agrees to take such other actions as might be requested for the perfection, continuation and assignment, in whole or in part,

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of the security interests granted herein. If certificates are issued or outstanding as to any of the Collateral, Debtor will cause the security interests of Bank to be properly protected, including perfection of notation thereon.

                                 10. DEBENTURE.
                                     ----------

           Debtor, TECHFORCE UK LIMITED, has executed a Debenture in favor of the Bank for the purpose of giving a first lien right in favor of the Bank over all assets of the Debtor, TECHFORCE UK LIMITED, located in the United Kingdom. Such Debenture, where appropriate, and all of the terms of said Debenture are herein incorporated by reference and made a part hereof.

                        11. LANDLORD/MORTGAGEE WAIVERS.
                            ---------------------------

           Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to Bank by which such mortgagee or landlord waives its rights, if any, in the Collateral.

                             12. STOCK, DIVIDENDS.
                                 -----------------

           If, with respect to any security pledged hereunder, a stock dividend is declared, any stock split made or right to subscribe is issued, all the certificates for the shares representing such stock dividend, stock split or right to subscribe will be immediately delivered, duly endorsed, to the Bank as additional collateral, and any cash or non-cash dividend will be immediately delivered to Bank.

          13. CONTRACTS, CHATTEL PAPER, ACCOUNTS, GENERAL INTANGIBLES.
              --------------------------------------------------------

           Debtor warrants that, to the best of its knowledge, the Collateral consisting of contract rights, chattel paper, accounts, or general intangibles is (a) genuine and enforceable in accordance with its terms except as limited by law; (b) not subject to any defense, set-off, claim or counterclaim of a material nature against Debtor except as to which Debtor has notified Bank in writing; and (c) not subject to any other circumstances that would materially impair the validity, enforceability or amount of such Collateral except as to which Debtor has notified Bank in writing. Except in the ordinary course of business, Debtor shall not amend, modify or supplement any lease, contract or agreement contained in the Collateral or waive any provision therein, without prior written consent of Bank.

                            14. ACCOUNT INFORMATION.
                                --------------------

           From time to time, at the Bank's reasonable request, Debtor shall provide Bank with schedules describing all accounts and contracts, including customers' addresses, credited or acquired by Debtor and at the Bank's request shall execute and deliver written assignments of contracts and other documents evidencing such accounts and contracts to Bank. Together with each schedule, Debtor shall, if requested by Bank, furnish Bank with copies of Debtor's sales journals, invoices, customer purchase orders or the equivalent, and original shipping or delivery receipts for all goods sold, and Debtor warrants the
genuineness thereof.   Bank shall hold all such information in confidence and
shall not disclose same to any third party, except as may be required by state or federal law or regulation and upon order of court.

                       15. ACCOUNT AND CONTRACT DEBTORS.
                           -----------------------------

           In the event of a default which is not timely cured, Bank shall have the right to notify the account and contract debtors obligated on any or all of the Collateral to make payment thereof directly to Bank and Bank may take control of all proceeds of any such Collateral, which rights Bank may exercise at any time. The cost of such collection and enforcement, including attorneys' fees and expenses, shall be borne solely by Debtor whether the same is incurred by Bank or Debtor. Upon demand of Bank, Debtor will, upon receipt of all checks, drafts, cash and other remittances in payment on Collateral, deposit the same in a special bank account maintained with Bank, over which Bank also has the power of withdrawal.

           If a Default occurs, no discount, credit, or allowance shall be granted by Debtor to any account or contract debtor and no return of merchandise shall be accepted by Debtor without Bank's consent, except as provided by contract with Debtor's customers or in the Debtor's ordinary course of business. Bank may, after Default, settle or adjust disputes and claims directly with account and contract debtors for amounts and upon terms that Bank considers advisable, and in such cases, Bank will credit the Obligations with the net amounts received by Bank, after deducting all of the expenses incurred by Bank. Debtor agrees to indemnify and defend Bank and hold it harmless with respect to any claim or proceeding arising out of any matter related to collection of the Collateral.

                           16. GOVERNMENT CONTRACTS.
                               ---------------------

           If any accounts receivable or proceeds of inventory covered hereby arises from obligations due to Debtor from any governmental unit or organization, Debtor shall immediately notify Bank in writing and execute all documents and take all actions reasonably demanded by Bank to ensure recognition by such governmental unit or organization of the rights of Bank in the Collateral.

                                 17. INVENTORY.
                                     ----------

           So long as no Default has occurred, Debtor shall have the right in the regular course of business, to process and sell Debtor's inventory. In the event of a default which is not timely cured and upon demand of Bank, Debtor will, upon receipt of all checks, drafts, cash and other remittances, in payment of Collateral sold, deposit the same in a special bank account maintained with Bank, over which Bank also has the power of withdrawal. Debtor shall be in material compliance with all federal, state, and local laws, regulations, rulings, and orders applicable to Debtor or its assets or business, in all respects. Without limiting the generality of the previous sentence, Debtor shall materially comply with all requirements of the federal Fair Labor Standards Act in the conduct of its business and the production of inventory. Debtor shall notify Bank immediately of any known violation by Debtor of the Fair Labor Standards Act, and a failure of Debtor to so notify Bank shall constitute a continuing representation that all inventory then existing has been produced in compliance with the Fair Labor Standards Act.

                        18. INSTRUMENTS, CHATTEL PAPER.
                            ---------------------------

           Any Collateral that is instruments, chattel paper and negotiable documents and requires perfection of a security interest by possession will be properly assigned to, deposited with and held by Bank, unless Bank shall hereafter otherwise direct or consent in writing. Bank may, without notice, before or after maturity of the Obligations, exercise any or all rights of collection, conversion, or exchange and other similar rights, privileges and options pertaining to the Collateral, but shall have no duty to do so.

                            19. COLLATERAL DUTIES.
                                 --------------------

           Bank shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way or explanation and not by way of limitation, Bank shall incur no liability for any of the following: (a) loss or depreciation of the Collateral (unless caused by its willful misconduct), (b) its failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral, or (c) its failure to present or surrender for redemption, conversion or exchange any bond, stock, paper or other security whether in connection with any merger, consolidation, recapitalization, or reorganization, arising out of the refunding of the original security, or for any other reason, or its failure to notify any party hereto that the Collateral should be so presented or surrendered.

                          20. TRANSFER OF COLLATERAL.
                              -----------------------

           The Bank may assign its rights in the Collateral or any part thereof, to the assignee, as well as any subsequent holder hereof, who shall thereupon become vested with all the powers and rights herein given to the Bank with respect to the property so transferred and delivered, and the Bank shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred the Bank shall retain all rights and powers hereby given.

                           21. SUBSTITUTE COLLATERAL.
                               ----------------------

           With prior written consent of Bank, other Collateral may be substituted for the original Collateral herein in which event all rights, duties, obligations, remedies and security interests provided for, created or granted shall apply fully to such substitute Collateral.

                       22. INSPECTION, BOOKS AND RECORDS.
                           ------------------------------

           Debtor will at all times keep materially accurate and complete records covering each item of Collateral, including the proceeds therefrom. Bank, or any of its agents, shall have the right, at intervals to be determined by Bank, upon reasonable prior notice and without hindrance or delay, to inspect, audit, and examine the Collateral and to make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to the Collateral, Debtor's business or any other transaction between the parties hereto. Debtor will at its expense furnish Bank copies thereof upon request. Bank shall hold all such information in confidence and shall not disclose the same to any third party except as may be required by state or federal law or regulation.

               23. ATTORNEYS' FEES AND OTHER COSTS OF COLLECTION.
                   ----------------------------------------------

           Debtor shall pay all of Bank's reasonable expenses incurred in enforcing this Security Agreement and in preserving and liquidating the Collateral, including but not limited to, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

                                 24. DEFAULT.
                                     --------

           If any of the following occurs, a default ("Default") under this Security Agreement shall exist:

           (a)    Nonpayment.  The failure of timely payment of the Obligations
                  -----------
under the Note or any other Loan Document.


           (b)    False Warranty.  A warranty or representation made in the Loan
                  ---------------
Documents or furnished Bank in connection with the loan evidenced by the Loan Documents proves materially false, or if of a continuing nature, becomes materially false and such materially false warranty or representation is not cured within thirty (30) days following written notice by the Bank to the Borrower.

           (c)    Cross Default.  At Bank's option, any default in payment or
                  --------------
performance of any obligation under any other loans, contracts or agreements of Debtor or any Subsidiary of Debtor, any general partner of or the holder(s) of the majority ownership interests of Debtor with Bank ( "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Debtor), which default is not timely cured and as a result of such default an acceleration occurs, shall constitute a default of the terms and conditions of the Obligations of the Debtor to the Bank under the Note, Security Agreement and other Loan Documents. Likewise, any default in the terms and conditions of the Note which is the subject of this loan, this Security Agreement or any of the Loan Documents, which default is not timely cured and as a result of such default an acceleration occurs, shall be and constitute a default under the terms and conditions of any other obligation owed by the Debtor to the Bank.

           (d)    Bankruptcy.  If the Debtor shall file a petition in voluntary
                  -----------
bankruptcy or under any bankruptcy act or similar law, state or federal, whether now or hereafter existing, or an answer admitting insolvency or inability to pay its debts, or if Debtor fails to obtain a vacation or stay of involuntary proceedings within sixty (60) days of the filing of such involuntary proceeding.the same shall constitute an immediate default,

           (e)    Cessation.  The dissolution of, termination of existence of,
                  ----------
loss of good standing by or against the Debtor, or its Subsidiaries, if any, or any general partner of the holders of the majority ownership interests of Debtor, or any party to the Loan Documents.

           (f)    Material Capital Structure or Business Alteration.  Without
                  --------------------------------------------------
prior written consent of Bank, (i) a material alteration in the kind or type of Debtor's business or that of its Subsidiaries , if any; (ii) the acquisition of substantially all of Debtor's or any Subsidiary's business or assets, or a material portion (10% or more) of such business or assets if such a sale is outside Debtor's or any Subsidiary's ordinary course of business, or more than 50% of its outstanding stock or voting power in a single transaction or a series of transactions; (iii) except for Acquisitions of $3,000,000.00 or less, the acquisition of substantially all of the business or assets or more than fifty percent (50%) of the outstanding stock or voting power of any other entity; or
(iv) except where the Acquisition is for $3,000,000.00 or less, should any Debtor or Subsidiary enter into any merger or consolidation.

           (g)    Non-monetary Defaults.  If default in the due observerance or
                  ----------------------
performance of non-monetary covenants, agreements or conditions heretofore or hereafter contained, required to be kept or performed or observed by the Debtor in the Note, the Security Agreement, the Loan Agreement or any other Loan Document or any other instrument executed concurrently with or in connection with the Note, the Security Agreement, the Loan Agreement or other Loan Documents, and the same shall not be cured within thirty (30) days after written notice thereof by the Bank to the Debtor. If such non-monetary cure cannot be reasonably expected to occur within said thirty (30) day period, the same shall not be considered a Default so long as the Debtor immediately and within the thirty (30) day period, commences cure and diligently pursues said cure to completion and, during such time, the Collateral of the Bank is not impaired and the Borrower's ability to repay the Obligations has not been impaired.

           (h)    Loss, Theft, etc.  Any loss, theft, substantial damage or
                  -----------------
destruction of the Collateral not fully covered by insurance, or as to which insurance proceeds are not remitted to Bank within thirty (30) days of loss, and which creates a material impairment of Debtor's operations or the ability of Debtor to repay the Obligations under the Loan Documents; any sale (except the sale of inventory in the ordinary course of business), lease or encumbrance of the Collateral without the prior written consent of the Bank, except for Permitted Liens; or the making of any levy, seizure or attachment on or of the Collateral which is not removed within ten (10) days following such levy, seizure or attachment;

           (i)    Receiver.  The appointment of a receiver for, assignment for
                  ---------
the benefit of creditors of the Debtor or any of its Subsidiaries, if any, or any party to the Loan Documents.

               25. REMEDIES ON DEFAULT (INCLUDING POWER OF SALE).
                   ----------------------------------------------

           If a Default occurs in the Note, Security Agreement, Loan Agreement or any Loan Document which is not timely cured, all of the Obligations shall be deemed accelerated and immediately due and payable without notice and Bank may, at any time thereafter, take the following actions and shall have all of the following rights and remedies:

           (a)    Possession. To take immediate possession of the Collateral,
                  -----------
without notice or resort to legal process, and for such purpose, to enter upon any premises on which the Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render the Collateral unusable or dispose of said Collateral on Debtor's premises.

           (b)    Assemble. To require Debtor to assemble the Collateral and
                  ---------
make it available to Bank at a place to be designated by Bank.

           (c)    Setoff. To exercise its right of set-off or bank lien as to
                  -------
any monies of Debtor deposited in demand, checking, time, savings, certificate of deposit or other accounts of any nature maintained by Debtor with Bank or Affiliates of Bank, without advance notice, regardless of whether such accounts are general or special.

           (d)    Dispose of Collateral. To dispose of Collateral, as a unit
                  ----------------------
or in parcels, separately or with any real property interests also securing the Obligations, in any county or place to be selected by Bank, at either private or public sale (at which public sale bank may be the purchaser) with or without having the Collateral physically present at said sale.

           (e)    Notice. Any notice of sale, disposition or other action by
                  -------
Bank required by law and sent to Debtor at Debtor's address shown above, or at such other address of Debtor as may from time to time be shown on the records of Bank, at least five (5) days prior to such action, shall constitute reasonable notice to Debtor. Notice shall be deemed given or sent when mailed postage prepaid to Debtor's address as provided herein. The Bank, without any obligation to do so, shall endeavor to give Notice to the Debtor of Bank's exercise of its remedies under this Agreement. A failure to give such Notice shall not constitute a default hereunder by the Bank, nor shall it impair, prohibit, or preclude the Bank from enforcing any or all of its right under the Loan Documents.

           (f)    Application of Proceeds. Bank shall be entitled to apply the
                  ------------------------
proceeds of any sale or other disposition of the Collateral, and the payments received by Bank with respect to any of the Collateral, to the Obligations in such order and manner as Bank may determine.

           (g)    Decline of Collateral. Collateral that is subject to rapid
                  ----------------------
declines in value and is customarily sold in recognized markets may be disposed of by Bank in a recognized market for such collateral without providing notice of sale.

           (h)    UCC.  Bank shall have all rights and remedies of a Secured
                  ----
Party under the Uniform Commercial Code.

           (i)    Cumulative.  Bank shall be entitled to exercise any rights
-----------       -----------
ans remedies as provided in the Loan Documents or so provided by law or equity.

                          26. REMEDIES ARE CUMULATIVE.
                              ------------------------

          No failure on the part of Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

                               27. MISCELLANEOUS.
                                   --------------

           (a)    Amendments and Waivers.  No waivers, amendments or modifica-
                  -----------------------
tions of any provision of the Note, Security Agreement, Loan Agreement or any Loan Documents shall be valid unless in writing and signed by an officer of Bank and the Borrower. No waiver by Bank of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. Neither the failure of, nor any delay by, Bank in exercising any right, power or privilege granted pursuant to any Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

           (b)    Assignment. All rights of Bank hereunder are freely assign-
                  -----------
able, in whole or in part, and shall inure to the benefit of and be enforceable by Bank, its successors, assigns and affiliates. The Bank, without any obligation to do so, shall endeavor to give notice to the Debtor of any intended assignment of the Note, Security Agreement, Loan Agreement or any of the Loan Documents. A failure to give such notice shall not constitute a default hereunder by the Bank nor shall it impair, prohibit or preclude the Bank from enforcing any or all of its rights and remedies under the Loan Documents. Debtor shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Debtor to assign without Bank's prior written consent is null and void. Any assignment shall not release Debtor from the Obligations. This Security Agreement shall be binding upon Debtor, and the heirs, personal representatives, successors, and assigns of Debtor.

           (c)    Applicable Law; Conflict Between Documents.  The Note,
                  -------------------------------------------
Security Agreement, Loan Agreement and all Loan Documents shall be governed by and construed under the laws of the State of Florida without regard to that state's conflict of laws principles. If any terms of the Loan Documents conflict with the terms of any commitment letter or loan proposal, the terms of the Loan Documents shall control.

           (d)    Jurisdiction.  Debtor irrevocably agrees to non-exclusive
                  -------------
personal jurisdiction in the State of Florida.

           (e)    Severability.  If any provision of any Loan Document shall be
                  -------------
prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Documents.

           (f)    Notices.  Any notices to Debtor shall be sufficiently given,
                  --------
if in writing and mailed or delivered to the address of Debtor shown above or such other address as provided hereunder; and to Bank, if in writing and mailed or delivered to Bank's office address at 410 Central Avenue, St. Petersburg, Florida 33701, or such other address as Bank may specify in writing from time to time. In the event that the Debtor changes Debtor's address at any time prior to the date this Note is paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.

           (g)    Plural; Captions. All references in the Loan Documents to
                  -----------------
Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents.

           (h)    Loan Documents.  The term "Loan Documents" refers to all
                  ---------------
documents executed in connection with the Loan and may include, without limitation, a commitment letter or loan proposal that survive the closing, a
loan agreement, the Note,   this Security Agreement, the security instruments,
financing statements, debentures, letters of credit, and any renewals, modificaitons, amendments or supplements (excluding swap agreements as defined in 11 U.S.C. (S) 101).

           (i)    Joint and Several Obligations. Each Borrower is jointly and
                  ------------------------------
severally obligated under this Security Agreement and the other Loan Documents.

           (j)    Binding Contract.  Debtor by execution and Bank by acceptance
                  -----------------
of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement.

           (k)    Time is of the Essence.  Time shall be of the essence.
                  -----------------------

           (l)    Capitalized Terms.  Capitalized terms used herein and not
                  ------------------
otherwise defined shall have the meaning assigned to said terms in the Loan Agreement.

                                28. ARBITRATION.
                                    ------------

           Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Security Agreement and the other Loan Documents ("Disputes") between or among parties to this Security Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Security Agreement.

           Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in Rule 51 et
                                                                             --
seq. of the Arbitration Rules shall be applicable to claims of less than
----
$1,000,000.00. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

                  29. PRESERVATION AND LIMITATION OF REMEDIES.
                      ----------------------------------------

           Notwithstanding the preceding binding arbitration provisions, Bank and Debtor agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank and Debtor shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable:

           (a) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale;

           (b) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property;

           (c) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and

           (d) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

           Debtor and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

                          30. DELIVERY AND ACCEPTANCE.
                              ------------------------

           This Security Agreement was executed, delivered and accepted between the Debtor and the Bank at Hunton & Williams, The NationsBank Plaza, Suite 4100, 600 Peachtree Street N.E., Atlanta, Georgia.



           IN WITNESS WHEREOF, Debtor, on the day and year first written above, has caused this Agreement to be executed under seal.





                     TECHFORCE CORPORATION
                     Taxpayer Identification Number: 58-2082077


CORPORATE            By: ________________________________________
SEAL                     JERREL W. KEE, Senior Vice President

EXECUTED as a Deed and Delivered by
the Company pursuant to a resolution of
its board of directors dated [                            } by:-


"The Common Seal of        )
TECHFORCE UK LIMITED       )
was hereto affixed         )
in the presence of:        )


Director             ________________________________
                             (Signature)


                     ________________________________
                     (Print name of person signing)




Secretary            _________________________________
                             (Signature)


                     ________________________________
                     (Print name of person signing)